Post Q4 2013 Earnings Release Last updated February 25, 2014 I N V E S T O R R E F E R E N C E B O O K

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2013 and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated February 25, 2014 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Our Company.......... 4-18

Industry Structure.......... 19-36

Historical Perspective.......... 37-47

Business Outlook: 2014 to 2016.......... 48-51

Guidance.......... 52-55

Free Cash Flow.......... 56-60

Refinancing and Delevering.......... 61-65

Growth.......... 66-76

Operational Initiatives.......... 77-88

Operational Metrics.......... 89-92

Reconciliations to GAAP.......... 93-98

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HEALTHSOUTH

Our Company



New Hospitals

- ★ Walton acquisition; 58-bed hospital in Augusta, GA; acquired April 1, 2013
- ★ Littleton, CO; 40-bed hospital; began accepting patients May 15, 2013
- ★ Stuart, FL; 34-bed hospital; began accepting patients June 5, 2013
- ○ CON approved for 50-bed hospital in Altamonte Springs, FL; expect to be operational Q4 2014
- ○ CON approved for 50-bed hospital in Newnan, GA; expect to be operational Q4 2014
- ○ CON approved for 34-bed hospital in Middletown, DE; expect to be operational Q4 2014
- ○ Purchased land for 50-bed hospital in Modesto, CA; expect to be operational in Q4 2015
- ● CON approved for 40-bed hospital in Franklin, TN; under appeal

Portfolio – As of December 31, 2013	
103	Inpatient Rehabilitation Hospitals ("IRF") • 31 operate as JV's with Acute Care Hospitals
20	Outpatient Rehabilitation Satellite Clinics
25	Hospital-Based Home Health Agencies
28 + Puerto Rico	Number of States
~ 23,600	Employees

Key Statistics – 2013	
~ $2.3 Billion	Revenue
129,988	Inpatient Discharges
806,631	Outpatient Visits

Marketshare

- ~ 9% of IRFs (Total in U.S. = 1,134)
- ~ 19% of Licensed Beds
- ~ 21% of Patients Served

Patients Served

Most Common Conditions (Q4 2013):

1.	Neurological	23.2%
2.	Stroke	16.4%
3.	Other orthopedic conditions	9.7%
4.	Fracture of the lower extremity	9.2%
5.	Knee/Hip replacement	8.2%

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HEALTHSOUTH

Our Hospitals Major Services • Rehabilitation Physicians: manage and treat medical needs of patients • Rehabilitation Nurses: oversee treatment programs of patients • Physical Therapists: address physical function, mobility, safety • Occupational Therapists: promote independence and re-integration • Speech-Language Therapists: treat communication and swallowing disorders • Case Managers: coordinate care plan with physician, caregivers and family • Post-discharge services: outpatient therapy and home health 5 (1) Under this program, Joint Commission accredited organizations, like our hospitals, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates our commitment to excellence in providing disease-specific care. 96 of our hospitals hold one or more disease-specific certifications from The Joint Commission’s Disease- Specific Care Certification Program. (1)

Our Patients 6 Most Common Conditions (Q4 2013) 1. Neurological 23.2% 2. Stroke 16.4% 3. Other orthopedic conditions 9.7% 4. Fracture of the lower extremity 9.2% 5. Knee/Hip replacement 8.2% 6. Brain injury 8.1% 7. Debility 7.9% 8. Major multiple trauma 4.4% 9. Spinal cord injury 3.8% 10. All other 9.1% Referral Sources 93% Acute Care Hospitals 6% Physician Offices/Home 1% Skilled Nursing Facilities Admission to an IRF • Physicians and acute care hospital case managers are key decision makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay ~13.5 days Average Age of a HealthSouth Patient: • All patients = 72 • Medicare FFS = 76 As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%. (1) (1) Center of Medicare & Medicaid Services, Medicare Trustee’s Report May 2013 – pages 10 and 22

7 Our Quality • Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status. − FIM is the tool for measuring functional independence. • The difference between the FIM scores at admission and upon discharge is called the “FIM Gain.” − The greater the FIM Gain, the greater the patient’s level of independence, the better the patient outcome. 24 26 28 30 32 34 36 38 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 HealthSouth UDS Average (1) FIM Gain is based on the change from admission to discharge of an 18 point assessment. (1) The UDS average is the risk adjusted average of a patient mix pulled from the UDS nation (including HealthSouth) that is similar to the HealthSouth actual patient mix. Cases are placed into CMGs by admitting impairment code, functional status at admission, and sometimes age. FIM is a registered trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc.

Our Cost-Effectiveness

Total Inpatient Rehabilitation Facilities (IRFs): 1,134

		Avg. Beds per IRF	Avg. Medicare Discharges per IRF [2]	Case Mix Index [3]	Avg. Est. Total Cost per Discharge for FY 2014	Avg. Est. Total Payment per Discharge for FY 2014
HLS [1] =	99	68	918	1.23	$12,194	$17,979
Free-Standing (Non-HLS)=	136	52	621	1.20	$16,102	$18,971
Hospital Units =	899	23	231	1.14	$18,925	$18,847
Total	1,134	30	338	1.18	$16,704	$18,668

- The Avg. Est. Total Payment per Discharge has not been reduced by 2% for sequestration [4]

- Medicare pays HealthSouth less per discharge, on average, and HealthSouth treats a higher acuity patient.

- **HealthSouth differentiates itself by:**
  - ✓ "Best Practices" clinical protocols
  - ✓ Supply chain efficiencies
  - ✓ Sophisticated management information systems
  - ✓ Economies of scale

(1) The 99 for HLS does not include HealthSouth Rehabilitation Hospital of Ocala, FL (opened December 2012), HealthSouth Rehabilitation Hospital of Littleton, CO (opened May 2013), or HealthSouth Rehabilitation Hospital at Martin Health in Stuart, FL (opened June 2013). Walton Rehabilitation Hospital is included in "Freestanding (Non-HLS)."

(2) In 2013, HealthSouth averaged 1,287 total Medicare and non-Medicare discharges per hospital in its 101 consolidated hospitals.

(3) Case Mix Index (CMI) from the rate-setting file presented above are adjusted for short-stay transfer cases. HealthSouth's unadjusted CMI for 2013 was 1.34 versus 1.29 for the industry as measured by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~70% of the industry, including HealthSouth sites.

(4) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation.

Source: FY 2014 CMS Final Rule Rate Setting File (see slide 9) and Medicare Report to Congress, Medicare Payment Policy, March 2013 – pages 221 and 223

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HEALTHSOUTH

CMS Fiscal Year 2014 IRF Final Rule Rate Setting File Analysis Notes: (1) All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2014 IRF Final Rule rate setting file found at http://www.cms.gov/Medicare/Medicare-Fee-for-Service- Payment/InpatientRehabFacPPS/Data-Files.html . The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. (2) The CMS file contains data for each of the 1,134 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2014 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2012 period and does not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. 9

Workers’ Comp/ Patients/Other Our Payors (Q4 2013) 10 Managed Care (includes managed Medicare, which represents~8% of total revenues) Other Third-Party Payors – 1.8% Medicaid- 1.2% Varies by state Prospective Payment System (“PPS”) – Payments based on Case Mix Groups (“CMGs”) • Diagnosis of patient’s treatment – Fixed payment per CMG adjusted for: • Acuity/severity • Regional wage differential • Patient outcomes – Per diems for “short stays” Medicare Payor Source Payment Methodology Per Diem or CMG – Negotiated rate – Some are “tiered” for acuity/severity 74.7% 18.3% 4.0% Variety of methodologies Variety of methodologies 4.0% .3 74.7%

Our Discharge Growth vs. Industry 11 1.4% 3.3% 2.9% 2.5% (0.5%) 2.3% 0.0% (0.7%) 2010 2011 2012 2013 Same Store HealthSouth vs. Industry HLS Same Store UDS Industry Sites  Medicare Enrollment (Age 65+) is growing at approx. 3% per year.  TeamWorks = standardized and enhanced sales & marketing  Bed additions to existing facilities will enhance organic growth. ― 68 beds added in 2013 ― 95 beds added in 2012 (1) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. That number was 97 for the twelve months ended December 31 2013. (2) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including HealthSouth sites classified as same store prior to 2011. HealthSouth’s volume growth has outpaced competitors’ (1) (2)

Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 St Vincent's 1.3% 1.2% 1.2% 1.3% New Store 1.0% 2.1% 2.5% 2.8% 2.6% 1.1% 0.4% 1.0% 1.1% 1.2% 1.2% 0.7% 1.7% 2.5% 2.5% Same Store 1.5% 0.6% 3.4% 5.0% 3.5% 4.0% 1.7% 5.0% 1.9% 1.7% 3.0% 2.2% 3.3% 3.2% 1.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% Ocala, FL (40 Beds) Cypress, TX (40 beds) Cincinnati, OH (40 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Las Vegas, NV (50 beds) Loudoun County, VA (40 Beds) Bristol, VA (25 beds) Sugar Land, TX (50 Beds) Total by Quarter 2.5% 2.7% 5.9% 7.8% 6.1% 5.1% 2.1% 6.0% 3.0% 4.2% 5.4% 4.1% 6.3% 5.7% 3.8% Total by Year 3.1% 5.2% 4.6% 5.0% (1) (1) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. Moved to same store in Q3 2013. Our New Store/Same Store Growth (con’t) 12 HealthSouth’s volume growth is driven by bed expansions and new IRFs.

$1,785 $1,878 $2,027 $2,162 $2,273 2009 2010 2011 2012 2013 Revenue Our Track Record 109,106 112,514 118,354 123,854 129,988 2009 2010 2011 2012 2013 (1) Reconciliation to GAAP provided on slides 60 and 94 - 98. (2) 2010 includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. (3) Includes an approx. $115 million benefit related to a settlement with the IRS (slide 55) $77 $890 (2) $159 $181 $325 (3) 2009 2010 2011 2012 2013 Income from Continuing Operations Attributable to HealthSouth Discharge Volume $364 $410 $466 $506 $552 2009 2010 2011 2012 2013 Adjusted EBITDA (1) 13

Our Track Record (con’t) 14 $1.66 $1.51 $1.25 $1.25 $1.52 1 1.5 2 2.5 3 3.5 4 4.5 5 0 1 2 3 4 2009 2010 2011 2012 2013 (billions) Leverage Ratio (1) 4.6x 2.8x Total Debt $155 $181 $243 $268 $331 0 20 40 60 80 100 120 140 25 75 125 175 225 275 325 2009 2010 2011 2012 2013 $119 (millions) Adjusted Free Cash Flow (1) Cash Interest Expense (1) Based on 2009 and 2013 Adjusted EBITDA of $363.7 and $551.6 million, respectively; reconciliation to GAAP provided on slides 59, 60, and 94-98. $95

15 Our Assets 103 (1) Inpatient Rehabilitation Hospitals: 6,825 Licensed Beds(2) 49 Own Building and Land 26 Own Building Only 28 Lease Building and Land (1) 2 of the 103 HealthSouth hospitals are nonconsolidated. Of those 2, 1 is own building only, and 1 is own building and land. (2) Excludes 151 licensed beds at nonconsolidated hospitals 3,344 Licensed Beds in CON States A Certificate of Need (CON) is a legal document required in many states and some federal jurisdictions before proposed acquisitions, expansions, or creations of facilities are allowed. HealthSouth expects to purchase one leased property in 2014 and has the option to purchase two leased properties in the next five years (2016 and 2018). 3,481 Licensed Beds in Non-CON States

16 Our Joint Venture Partnerships 2 Equity Method Joint Ventures 29 Consolidated Joint Venture Hospitals 72 Consolidated 100% Ownership 31 joint venture hospitals in place include major healthcare systems : • Barnes-Jewish • University of Virginia Medical Center • Vanderbilt University • Geisinger Health System • Martin Health System • Monmouth Medical Center (Barnabas Health) • Yuma Regional Medical Center • Rockford Health System • HealthSouth’s management of IRF joint ventures began in 1991. • HealthSouth’s joint venture partners own equity that ranges from 2.5% to 50%.

Our Preparation for Shifts to Coordinated Care Delivery Models

- Evolutionary rather than revolutionary
- Strong balance sheet and free cash flow enhance flexibility

✓ 31 joint venture hospitals with acute care systems already in place (examples include):
- Barnes-Jewish
- University of Virginia Medical Center
- Vanderbilt University

✓ Strong balance sheet and free cash flow:
- No significant debt maturities prior to 2018
- Relatively low financial leverage
- Ample liquidity under revolving credit facility
- Consistently strong free cash flow

✓ Installing clinical information systems (CIS) in all HealthSouth hospitals:
- 36 installations completed as of Dec. 31, 2013
- Cerner custom system capable of interfaces with all major acute care EMR systems
- Participating in Health Information Exchanges (HIE)

✓ High-quality, cost-effective provider:
- FIM® gains consistently exceed industry results
- Scale and operating leverage contribute to low cost per discharge (1)
- On average, Medicare pays HealthSouth less per discharge although HealthSouth treats a higher acuity patient. (1)

✓ Flexibility in managing physical plant:
- 102 HealthSouth IRF's are free-standing
- 75 HealthSouth IRF's are owned vs. leased

✓ Participation in new delivery models:
- Exploring ACO participation in several markets
- Participating in bundled payment pilots

(1) See slide 8

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HEALTHSOUTH

Our Strong and Sustainable Business Fundamentals • Bed expansion at existing hospitals • Flexible de novo strategy • Flexible IRF acquisition and unit consolidation strategy • Ability to pursue other post-acute sectors opportunistically Growth Opportunities • Strong balance sheet; ample liquidity, no near-term maturities • Minimal cash income tax expense ($10 - $15 million in 2014) attributable to NOLs • Substantial free cash flow generation; $0.18 per share quarterly cash dividend • Declining average share count (9.5% of then-outstanding common stock purchased March 20, 2013) Financial Strength • #1 market share: above industry same-store growth and margins • Consistent achievement of high-quality, cost-effective care • Rollout of state-of-the-art clinical information system Industry Leading Position • Favorable demographic trends • Nondiscretionary nature of many conditions treated in IRFs • Highly fragmented industry Attractive Healthcare Sector 18 • Focused labor management • Continued improvements in supply chain • Significant operating leverage of G&A and occupancy expenses Cost-Effectiveness • Portfolio of strategically located, well-designed physical assets • 103 IRFs (1); 75 owned and 28 long-term, real estate leases • Option to purchase additional leased properties Real Estate Portfolio (1) Inclusive of two nonconsolidated entities. HealthSouth has given notice on one additional leased property.

Industry Structure 19

Person a l He a lt hc a re: $2,360. 4 Source: Center for Medicare & Medicaid Services, National Health Expenditure Data for calendar year 2012 – Table 2 Overall Healthcare Spending Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $882.3 $151.5 $752.3 $138.2 $77.8 $358.3 Nursing Care Facilities and Continuing Care Retirement Communities He a lt h C onsu m p tion S p en d : $2,633.4 Professional Services Other Health, Residential and Personal Care Home Health Care Retail of Medical Products $33.6 Government Administration $164.3 Net Cost of Health Insurance $75.0 Government Public Health $160.0 Investment National Healthcare Spending: $2,793.4 billion 20 (billions)

Medicare 2012 Spending = $565.9 Billion (1) (1) Percentages are based upon total Medicare spending of $565.9 billion (does not include administrative expenses), Center of Medicare & Medicaid Services, Medicare Trustee’s Report May 2013 – page 10 (2) Inpatient Hospital includes spending for acute care hospitals along with, inpatient rehabilitation and long-term care hospital services; in 2012, Medicare spent $6.7 and $5.5 billion, respectively, for these services (MedPAC Public Meeting on December 12 and 13, 2013). (3) Other Services reflects spending for hospice; in 2012, Medicare spent $15.1 billion for hospice services. (MedPAC Public Meeting on December 12 and 13, 2013). Other Services also reflects spending for various other outpatient services. $ 28.0B Skilled Nursing $ 139.7B Inpatient Hospital (2) $ 69.6B Physician Payments $ 39.1B Outpatient Hospital $ 18.6B Home Health $ 68.2B Other Services (3) $ 136.2B Medicare Managed Care $ 66.5B Outpatient Rx 5% 25% 24% 12% 12% 7% 3% 12% $7.0B (1%) Inpatient Rehabilitation Hospitals (Included in Inpatient Hospitals) Medicare Part B Medicare Part C Medicare Parts A&B Medicare Part D Medicare Part A 21

Preventive Routine health care that includes screenings, check-ups, and patient counseling to prevent illnesses, disease, or other health problems Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis. e.g., blood tests, X-rays, endoscopy, certain biopsies, certain surgical procedures Post-Acute Medical care provided after a period of acute care. e.g., inpatient rehabilitation hospitals, long- term acute care, hospice, skilled nursing homes, home health Continuum of Healthcare Services 22

23 Medicare Spending on Post-Acute Services 1.8% 2.1% 2.2% 2.1% 1.9% 1.5% 1.4% 1.3% 1.2% 1.2% 1.2% 1.2% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Inpatient rehabilitation spending (% of total Medicare spending) Total Medicare Spending on Post-Acute Services approx. $59.2 billion in 2012 Post-Acute Settings 2012 Medicare Margin Projected 2014 Medicare Margin Sources: Center for Medicare & Medicaid Services, Medicare Trustees Report May 2013 – Page 10, MedPAC Testimony to Subcommittee on Health Committee on Ways and Means U.S. House of Representatives – Page 3; MedPAC Public Meeting December 12 and 13, 2013 – presentations and transcript (1) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on Apri l 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. 13.8% 12.0% 14.4% 12.6% 11.1% 13.1% 7.1% 6.5% Projected 2014 Medicare margins do not reflect the effect of 2% sequestration (1) $0 $10 $20 $30 $40 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Skilled nursing facilities Home health agencies Inpatient rehabilitation hospitals Long-term acute care hospitals

Geographic Distribution of IRFs, 2011 24 Source: MedPAC Report to Congress, Medicare Payment Policy, March 2013 – page 217

Supply of IRFs remained stable in 2011 25 Source: MedPAC Report to Congress, Medicare Payment Policy, March 2013 – page 221 Note: IRF (inpatient rehabilitation facility). For all years, the rural/urban breakdown is by Core-Based Statistical Area (CBSA) definition. For 2011, two facilities are missing ownership data in the source file. Annual Change Type of IRF 2004 2005 2006 2008 2009 2010 2011 2004-2008 2008-2010 2010-2011 All IRFs 1,221 1,235 1,225 1,202 1,196 1,179 1,165 -0.4% -1.0% -1.2% Urban 1,024 1,027 1,018 1,001 992 981 972 -0.6 -1.0 -0.9 Rural 197 208 207 201 204 198 193 0.5 -0.7 -2.5 Freestanding 217 217 217 221 225 233 234 0.5 2.7 0.4 Hospital based 1,004 1,018 1,008 981 971 946 931 -0.6 -1.8 -1.6 Nonprofit 768 768 758 738 732 729 711 -1.0 -0.6 -2.5 For profit 292 305 299 291 295 294 294 -0.1 0.5 0.0 Government 161 162 168 173 169 156 160 1.8 -5.0 2.6 Average Annual Change

26 Inpatient Rehabilitation Sector Margins Type of IRF 2004 2006 2008 2009 2010 2011 All IRFs 100% 16.7% 12.4% 9.5% 8.4% 8.7% 9.6% Urban 91.4 17.0 12.6 9.7 8.6 9.1 10.3 Rural 8.6 13.9 10.6 7.6 6.3 5.4 5.7 Freestanding 44.6 24.7 17.5 18.2 20.3 21.4 22.9 Hospital based 55.4 12.2 9.6 4.1 0.3 -0.3 -0.8 Nonprofit 53.7 12.8 10.7 5.6 2.3 2.0 2.0 For profit 36.6 24.4 16.3 16.7 19.0 19.7 21.3 Government 9.5 N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2.6 3.4 -3.8 -4.9 -11.6 -10.3 -7.1 11 to 21 18.3 9.6 7.0 0.7 -2.6 -3.2 -3.8 22 to 59 41.3 16.1 12.4 8.5 6.5 6.9 7.8 60 or more 37.7 22.6 17.5 17.1 18.3 18.5 19.4 Share of Medicare discharges Margins Note: IRF (Inpatient rehabilitation facility), N/A (not applicable). Government-owned facilities operate in a different financial context from other facilities, so their margins are not necessarily comparable. Their margins are not presented separately here, although they are included in the margins for other groups (e.g., all IRFs), where applicable. Source: MedPAC analysis of Medicare cost report data from CMS. Medicare Report to Congress, Medicare Payment Policy Report, March 2013 - page 230

27 Inpatient Rehabilitation Standardized Comparison of Costs Note: IRF (Inpatient rehabilitation facility). Costs per discharge are standardized for the wage index, case mix, and outliers. Government-owned facilities operate in a different financial context from other facilities, so costs are not necessarily comparable. Source: MedPAC analysis of 2011 standard analytical file and Medicare cost report data from CMS. Medicare Report to Congress, Medicare Payment Policy Report, March 2013 - pages 228-229 Mean adjusted costs per discharge are lower for freestanding IRFs and larger facilities, 2011 Higher number of beds and occupancy rates are characteristics of IRFs in the low- cost quartile of standardized costs, 2011 Mean Adjusted Cost Per Discharge Type of IRF All IRFs $15,822 Hospital based 16,725 Freestanding 12,388 Nonprofit 15,979 For profit 14,767 Government 17,837 Urban 15,300 Rural 18,567 Number of beds 1 to 10 17,854 11 to 21 17,303 22 to 59 15,097 60 or more 12,538 Quartile Characteristic Low Cost High Cost Number of IRFs 247 247 Percent: Hospital based 43.7% 95.6% Freestanding 56.3 4.5 Nonprofit 39.7 62.4 For profit 57.5 18.6 Government 2.8 19.0 Urban 93.5 67.6 Rural 6.5 32.4 Median: Medicare margin 24.5% -26.4% Number of beds 42 17 Occupancy rate 71% 51% Case-mix index 1.25 1.20

Post-Acute Care ("PAC") Setting Percent Discharged from Hospital to PAC Setting Percent Rehospitalized after Using PAC Setting Percent Died in PAC Setting Skilled Nursing Facility 17.3% 22.0% 5.4% Home Health 16.0% 18.1% 0.8% Long-Term Care Hospital 1.0% 10.0% 15.5% Inpatient Rehabilitation 3.2% 9.4% 0.4% Inpatient Psychiatric 0.5% 8.7% 0.4% Hospice 2.1% 4.5% 82.2% TOTAL 40.0% 18.0% 6.2% Readmission Rates Note: Use of home health care and hospice is based on care that starts within three days of discharge. Other PAC care starts within one day of discharge. Home health use includes episodes that overlap an inpatient stay. Source: MedPAC Data Book, Healthcare Spending and the Medicare program, June 2008 – Chart 9-3 28

“60% Rule”: Medicare Regulation for Rehabilitation Hospitals 29 1983 1983: 75% Rule established -- Requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a “compliant conditions” or “CMS-13”). 2002 2004 2007 2002: IRF reimbursement transitions to prospective payment system (“PPS”) 2002: CMS suspends 75% Rule implementation 2004: “New” 75% Rule initiated with a “new” list of “qualifying conditions” 2007: 75% Rule permanently changed to “60 Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act of 2007” Paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009

Inpatient Rehabilitation Hospital (IRF): Qualifying Conditions 30 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Polyarthritis (includes “joint replacement”) Original Qualifying Conditions 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement 13. Systemic vasculidities (after less intensive setting) New Qualifying Conditions Became  Bilateral  Age > 85  Body mass index > 50 % Lower extremity joint replacement 2006 2008 2011 2012 2013 HealthSouth 14.6% 10.9% 8.4% 8.2% 7.6% UDS Industry minus HealthSouth 17.5% 13.6% 11.4% 10.8% 9.6%

Alternative to "Re-Setting" "60% Rule" to "75% Rule": Cap IRF Outlier Payments @ 10%


Less
Efficient
More

Hospital Deciles	# of Hospitals			Total Outlier Payments				Avg Outlier Payment per Discharge		
	HLS	Non-HLS	Total	HLS	Non-HLS	Total	%	HLS	Non-HLS	Total
90-100	-	114	114	$ -	$ 112,760,917	$ 112,760,917	52.6%	N/A	$ 2,087	$ 2,087
80-90	-	113	113	$ -	$ 38,619,910	$ 38,619,910	18.0%	N/A	$ 1,261	$ 1,261
70-80	1	112	113	$ 175,926	$ 22,618,402	$ 22,794,328	10.6%	$ 247	$ 753	$ 741
60-70	-	113	113	$ -	$ 15,464,443	$ 15,464,443	7.2%	N/A	$ 496	$ 496
50-60	4	110	114	$ 383,221	$ 10,036,359	$ 10,419,580	4.9%	$ 85	$ 354	$ 316
40-50	12	102	114	$ 736,581	$ 6,143,198	$ 6,879,779	3.2%	$ 53	$ 231	$ 170
30-40	9	104	113	$ 319,164	$ 3,876,213	$ 4,195,377	2.0%	$ 37	$ 155	$ 124
20-30	24	89	113	$ 440,264	$ 1,775,232	$ 2,215,496	1.0%	$ 20	$ 76	$ 49
10-20	19	94	113	$ 156,417	$ 775,867	$ 932,284	0.4%	$ 9	$ 34	$ 24
0-10	30	84	114	$ 24,985	$ 59,408	$ 84,393	0.1%	$ 1	$ 3	$ 2
Totals	99	1,035	1,134	$ 2,236,558	$ 212,129,949	$ 214,366,507	100.0%			

Outlier observations:

- 10% of IRFs receive 53% of the outlier payments; None are HealthSouth.
- HealthSouth receives approx. 1% of the IRF outlier payments despite treating approx. 24% of the Medicare patients/discharges.
- As a result of outlier payments, CMS pays HealthSouth approx. $702 less per discharge than other providers.
- Capping IRF outlier payments at 10% could save Medicare approx. $600 million over 10 years.

Source: FY 2014 CMS Final Rule Rate Setting File (see slide 9)

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IRF-PPS Fiscal Year 2014 Final Rule: Key Provisions

Update to Payment Rates

- The final rule would implement a **net 1.8%** market basket **increase**.
  - 2.6% market basket increase
  - (30 bps) Affordable Care Act reduction
  - (50 bps) Affordable Care Act productivity reduction
- Final rule includes updates to the IRF facility-level rural, low-income patient and teaching status adjustments. Also includes update to the outlier threshold.

60 Percent Rule – Presumptive Methodology Code List Update

- CMS finalized revisions to the list of codes it uses to presumptively test compliance with the 60% Rule.
  - The final rule eliminates 259 ICD-9-CM codes used for presumptive testing starting October 1, 2014.
  - CMS indicates that the vast majority of these eliminated codes are non-specific codes that can be substituted with a more specific code.
  - The remaining eliminated codes are primarily arthritis-related codes.

New Quality Reporting

- Final changes to IRF patient assessment instrument ("PAI")
- FY 2016 new quality measure: influenza vaccines for IRF employees
- FY 2017 two new quality measures: all-cause unplanned readmission and influenza vaccines for residents or patients

HealthSouth Observations

Pricing:

- Net pricing impact to HealthSouth expected to be approx. +1.95% for FY 2014 before sequestration [(1)]
- Because of its low cost structure, HealthSouth receives very few outlier payments despite higher acuity patients (see slide 31).

Coding:

- HealthSouth expects no material financial impact.
- These 259 codes will be cross walked to applicable ICD-10-CM codes effective October 1, 2014, which could result in further refinement.
- Some arthritis patients may be denied access to inpatient rehabilitative care.

Quality:

- PAI changes are straightforward and will be implemented by HealthSouth hospitals.
- HealthSouth will continue to make every effort to comply with all quality reporting requirements.

(1) Because sequestration began in Q2 2013 and does not anniversary until Q2 2014, HealthSouth expects sequestration to negatively impact Adjusted EBITDA by $7 million in Q1 2014.

Source: https://www.federalregister.gov/articles/2013/08/06/2013-18770/medicare-program-inpatient-rehabilitation-facility-prospective-payment-system-for-federal-fiscal

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Site Neutral Payments – A Complicated Issue (Post-Acute Payment Reform Background) 33 (1) Post-Acute Care Payment Reform Demonstration Report to Congress Supplement—Interim Report, May 2011, RTI International 2005: • The Deficit Reduction Act of 2005 directed CMS to conduct a study aimed at reforming and harmonizing the disparate methods of paying for services in post-acute settings that could be substituted for one another. • The study required utilization of a uniform patient assessment instrument. • CMS contracted with Research Triangle Institute (RTI) to perform the study. 2012: • RTI released a 353 page report (1). • IRF patients had: ― Greatest self-care change (improvement) ― Greatest change in overall mobility improvement • Data are preliminary and more research is forthcoming. Next steps (1) : • Refinement of existing models • Additional models predicting discharge destinations, mortality, and length of stay • Further work in examining resource intensity, costs, and outcomes to better understand and validate preliminary findings • Further analysis of patient- specific cost of non-therapy ancillary use is needed to understand how their costs vary by patient complexity • Consideration around the desirability and feasibility of a composite cost measure that combines therapy, non-therapy ancillaries, and fixed costs • Additional analysis that attempts to link selected outcomes to payment and other incentive structures

Different Levels of Services

Rehab Hospital		Nursing Home	
Average Length of Stay (1)	**= 13.0 days**	**Average Length of Stay (2)** **Covered Days per Admission (1)**	**= 30 days** **= 27.2 days**
Discharge to Home (percent) (2)	**= 81.1%**	**Discharge to Home (percent) (2)**	**= 45.5%**
Requirements:		**Requirements:**	
Rehab hospitals must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least 3 hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least 3 times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
Rehab hospitals required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
Rehab hospitals are required to use a coordinated interdisciplinary team approach led by a rehab physician, includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
Rehab hospitals are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule)		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

(1) MedPAC, Report to the Congress: Medicare Payment Policy, March 2013 – Pages 218 and 167
(2) Centers for Medicare and Medicaid Services, FY 2012 SNF-PPS Final Rule, 76 Fed. Reg. 48486, 48525, and 48499 (August 8, 2011); March 2005 report in the Archives of Physical Medicine and Rehabilitation (http://www.archives-pmr.org/article/PIIS0003999304012493/abstract)

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CMS: Inpatient Rehabilitation vs. Skilled Nursing

48486 Federal Register / Vol. 76, No. 152 / Monday, August 8, 2011 / Rules and Regulations

DEPARTMENT OF HEALTH AND HUMAN SERVICES

Centers for Medicare & Medicaid Services

42 CFR Part 413

[CMS–1351–F]

RIN 0938–AQ29

Medicare Program; Prospective Payment System and Consolidated Billing for Skilled Nursing Facilities FY 2012

AGENCY: Centers for Medicare & Medicaid Services (CMS), HHS.

ACTION: Final rule.

SUMMARY: This final rule updates t[he] payment rates used under the prospective payment system for sk[illed] nursing facilities (SNFs) for fiscal [year] 2012. In addition, it recalibrates th[e] case-mix indexes so that they mor[e] accurately reflect parity in expend[itures] between RUG–IV and the previous [case-]mix classification system. It also includes a discussion of a Non-Therapy Ancillary component currently under development within CMS. In addition, this final rule discusses the impact of certain provisions of the Affordable Care Act, and reduces the SNF market basket percentage by the multi-factor productivity adjustment. This rule also implements certain changes relating to the payment of group therapy services

B. Requirements of the Balanced Budget Act of 1997 (BBA) for Updating the

G. Consolidated Billing
H. Application of the SNF PPS to SNF

"… MedPAC's analysis of recent quality measure data related to rehospitalizations suggests that quality of care within SNFs has not been improving … Since 2000, one outcome measure (the risk-adjusted rate of rehospitalization for any of five care-sensitive conditions) exhibited almost no change …

… shifting IRF patients toward SNF care does not necessarily improve the quality of care provided to the beneficiaries. A March 2005 report in the Archives of Physical Medicine and Rehabilitation found that 81.1 percent of IRF patients were discharged to home, compared to 45.5 percent of SNF residents. Additionally, IRF patients appeared to have shorter lengths of stay, averaging approximately a 13-day stay, compared to the average 36-day stay for a SNF resident. Finally, when patients discharged from each setting were reviewed 24 weeks after discharge, IRF patients had consistently better outcomes and displayed a faster rate of recovery."

"Given these findings, we do not agree with those commenters who would assume that shifting patients from the IRF setting to a SNF setting is necessarily more beneficial to the patient or the Medicare Trust Fund."

3. Wage Index Adjustment to Federal Rates
4. Updates to Federal Rates
5. Relationship of RUG–IV Case-Mix Classification System to Existing Skilled Nursing Facility Level-of-Care Criteria

Processing
BBA Balanced Budget Act of 1997, Public Law 105–33
BBRA Medicare, Medicaid, and SCHIP Balanced Budget Refinement Act of 1999,

Source: http://www.gpo.gov/fdsys/pkg/FR-2011-08-08/pdf/2011-19544.pdf

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Specific Post-Acute Regulatory Changes

Future Regulatory Risk	Inpatient Rehabilitation Facility	Skilled Nursing Facility	Long-Term Acute Care Hospital	Home Health	Hospice
1. Re-basing payment system	No	Yes; Rebased in FY 2012 (-12.6%)	Starting in FY 2016, LTCHs will be paid "site-neutral payment" rates for certain types of cases; such cases will not be subject to the LTCH >25 day avg. length-of-stay rule	Yes; CY 2012 re-weighted case weights and payment from high therapy to low or no therapy; Further rebasing required as part of PPACA starting in 2014	Yes; Required by PPACA no sooner than October 1, 2013
2. Major outlier payment adjustments	No	No	Yes; implemented short stay outlier change end of 2012	Yes; 10% cap per agency	No
3. Upcoding adjustments	No	No	3.9% payment adjustment for FY 2013; phased in over 3-year period	Yes; -1.32% payment adjustment for CY 2013	No
4. Patient criteria	No; 60% Rule admission criteria already in place	No	Legislation implementing admission criteria being phased in on or after October 2015	No; Patient – physician "face-to-face" encounter & new therapy documentation implemented in 2011	No; Patient – physician "face-to-face" encounter implemented in 2011
5. Healthcare Reform • Market basket update reductions • Productivity adjustments • Bundling pilot established • Independent Payment Advisory Board • New quality reporting requirements • Value based purchasing • Hospital readmission penalties	• Known • Began FY 2012 • Began 2013 • CY 2019 • Being implemented • Pilot begins 2016 • Post 2013	• Known • Began FY 2012 • Began 2013 • FY 2015 • Being implemented • Post 2013 • Post 2013	• Known • Began FY 2012 • Began 2013 • CY 2019 • Being implemented • Pilot begins 2016 • Post 2013	• Known • Begins 2015 • Began 2013 • CY 2015 • Being implemented • Post 2013 • N/A	• Known • Began FY 2013 • N/A • CY 2019 • Being implemented • Pilot begins 2016 • N/A
6. Other	Changes to ICD-9-CM Codes under Presumptive testing starting for compliance review periods beginning on or after October 1, 2014	Distinct Calendar Days of Therapy captured for therapy payment purposes; Forecast error reduction of 0.5% implemented FY 2014	MMSEA 25% patient threshold relief extended through September 30, 2017	Limits on transfer of ownership	Modified wage index system being phased in over 7-year period beginning in FY 2010
	• Future efforts to address the cost associated with the prevention of the statutory decrease of more than 20% in Medicare physician reimbursement referred to as the "doc-fix" • Extended "Outpatient Therapy Caps" and manual medical review through March 31, 2014, and increased the multiple procedure payment reduction to 50% effective April 2013.				
7. Deficit Reduction	• The Budget Control Act of 2011 includes a reduction of 2% to Medicare payments for all providers that began on April 1, 2013. (as modified by H.R. 8).				

Sources: Healthcare Reform Bill (PPACA, HERA),CMS Regulatory published rules and MMSEA and Pathway for SGR Reform Act of 2013

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Historical Perspective 37

Historical Perspective: Massive Restructuring Effort 2004 thru early 2008 December 2004 June 2005 December 2005 June 2006 December 2006 June 2007 December 2007 Reached DOJ/CMS Settlement ($325M) Filed 2000- 2003 Form 10-K Completed Senior Notes Offering ($1.0B) Announced Divestitures Finalized Securities Litigation Settlement ($445M) Received Tax Recovery ($440M) Completed Corporate Campus Sale ($44M) Cured Bond Defaults Secured New Bank Credit ($2.55B) Reached SEC Settlement ($100M) Relisted on NYSE Completed Divestitures ($1.2B) • 1+million man-hours to reconstruct financial statements • 1.4 million accounts analyzed  92% required adjustment • All government settlements paid in full by YE 2007 38 Recruited:  New Board of Directors  New Management team Sale of 400K shares of 6.50% Convertible Perpetual Preferred Stock June 2008

39 • Continued focus on delevering (approx. $151 million in debt repaid) • Focused on organic growth; TeamWorks sustainability module rolled out • Issued 5 million shares for securities litigation settlement (Q3) • Received first Medicare market basket update in 18 months (Q4) • Reinvigorated development efforts (Q4) • Healthcare reform passed; reduced future market basket updates • Weak acute care referral volumes • Adjusted annual volume growth target to 2.5-3.5% • Development efforts paid off ― 2 de novos, 2 IRF acquisitions, 2 unit acquisitions • Completed Senior Notes offering with 2018 and 2022 maturities (7.25% and 7.75% coupon, respectively) • Refinanced term loans and revolver (Q4) ― Repaid $151.2 million in debt ― Gained flexibility to repay the 10.75% notes that were due in 2016 and callable beginning in June 2011 Historical Perspective (1) Reconciliation to GAAP provided on slides 60 and 94-98. 2009: Focused on Debt Reduction with Increased Emphasis on Organic Growth 2010: Focused on Debt Reduction with Increased Emphasis on Organic Growth Adjusted EBITDA (1) $364 $410 $466 $506 $552 2009 2010 2011 2012 2013

40 Historical Perspective (1) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net year-over-year decrease to our net operating revenues of approx. $8 million in 2014 (anniversaries April 1, 2014). (2) Reconciliation to GAAP provided on slides 60, 94–96, and 98. $50 $100 $150 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412 Q113 Q213 Q313 Q413 (millions) 2011 Adjusted EBITDA (2) = $466.2 • Grew volumes 5.2% • Sold five long-term acute care hospitals (LTCHs); closed remaining LTCH • Raised $122 million by reopening 2018 and 2022 Senior Notes • Retired approx. $501 million of 10.75% Senior Notes due 2016 • Opened one de novo (Cypress); acquired Drake; received approval for two CONs • Slowed development efforts due to regulatory uncertainty; reinstated development efforts once the BCA (1) outcome was known. 2011: Focused on Accelerating Organic Growth and Deployment of Free Cash Flow

41 Historical Perspective • Established 2012 – 2014 business model (1) ― 2.5-3.5% discharge growth; 5-8% Adjusted EBITDA CAGR ― 12-17% adjusted free cash flow CAGR • Purchased 46,645 shares of our convertible perpetual preferred stock for $46.5 million • Upgraded to Ba3 and BB– by Moody’s and S&P, respectively • Amended senior secured credit facility • Issued $275 million of 5.75% Senior Notes maturing 2024 • Redeemed 10% of the 2018 and 2022 Senior Notes (~$65 million in Q4) • Continued development efforts: one de novo, two unit consolidations (1) 2014 - 2016 business model on slide 49 supersedes 2012 – 2014 business model. (2) Reconciliation to GAAP provided on slides 60, 94-96, and 98. $50 $100 $150 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412 Q113 Q213 Q313 Q413 (millions) 2011 Adjusted EBITDA (2) = $466.2 2012 Adjusted EBITDA (2) = $505.9 2012: Focused on Accelerating Organic Growth and Deployment of Free Cash Flow

Historical Perspective

2013: Focus on Growth and Shareholder Value

- **Established 2013 – 2015 business model (1) (includes sequestration(2))**
  - 2.5-3.5% discharge growth; 4-8% Adjusted EBITDA CAGR;10-14% adjusted free cash flow CAGR
- **Completed tender offer for 9.5% of then-outstanding common shares (Q1)**
- **Entered into agreements with the IRS resulting in increase of gross federal NOL by approx. $283 million**
- **Opened two de novo hospitals (Q2); acquired 58-bed inpatient rehabilitation hospital in August, GA (April 1)**
- **Amended senior secured credit facility, extending maturity date and increasing flexibility (restricted payments)**
- **Initiated quarterly cash dividend of $0.18 per share of common stock**
- **Redeemed 10% of the 2018 and 2022 Senior Notes (~$58 million in Q4)**
- **Exchanged 257,110 shares of Convertible Perpetual Preferred Stock for $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 (Q4)**



$150
$100
$50
(millions)
YOY Growth 9.0 %
2011 Adjusted EBITDA (3) = $466.2
2012 Adjusted EBITDA (3) = $505.9
2013 Adjusted EBITDA (3) = $551.6
Q111
Q211
Q311
Q411
Q112
Q212
Q312
Q412
Q113
Q213
Q313
Q413

(1) 2014 - 2016 business model on slide 49 supersedes 2013 - 2015 business model.
(2) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation.
(3) Reconciliation to GAAP provided on slides 60, 94-96, and 98.

42

HEALTHSOUTH

MMSEA (Final Establishment of 60% rule) Sequestration Begins Price Increase: Less PPACA Adjustment PPACA Signed Into Law CMS Implements New Coverage Criteria for IRF Admissions 1st Medicare IRF Price Increase Since 2007 Medicare Price Rollback & 18-Month Freeze 43 HealthSouth has successfully managed through Medicare payment cuts and an economic recession… Recession Discharges Adjusted EBITDA ($million) 25,000 26,000 27,000 28,000 29,000 30,000 31,000 32,000 33,000 34,000 $55 $65 $75 $85 $95 $105 $115 $125 $135 $145

Revenues & Expenses

Revenues (millions)	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012	Full Year 2011
Inpatient	$ 537.5	$ 528.8	$ 527.4	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$2,130.8	$2,012.6	$1,866.4
Outpatient and other	34.6	35.2	37.1	35.5	34.8	38.1	38.4	38.0	142.4	149.3	160.5
Consolidated net operating	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$2,273.2	$2,161.9	$2,026.9
(Actual Amounts)											
Discharges	32,906	32,307	32,645	32,130	31,695	30,569	30,719	30,871	129,988	123,854	118,354
Net patient revenue / discharge	$ 16,334	$ 16,368	$ 16,156	$ 16,716	$ 16,346	$16,320	$ 16,114	$16,216	$ 16,392	$ 16,250	$ 15,770
Expenses (millions)											
Salaries and benefits	$ 272.0	$ 269.5	$ 273.6	$ 274.6	$ 269.5	$ 262.3	$ 257.4	$ 261.0	$1,089.7	$1,050.2	$ 982.0
Percent of net operating revenues	47.5%	47.8%	48.5%	48.0%	48.7%	48.8%	48.3%	48.5%	47.9%	48.6%	48.4%
EPOB (employees per occupied bed) [1]	3.47	3.48	3.43	3.31	3.46	3.46	3.41	3.34	3.42	3.42	3.47
Hospital-related expenses (other operating [2], supp., occ.)	$ 118.4	$ 116.9	$ 117.8	$ 116.4	$ 114.8	$ 111.0	$ 112.6	$ 112.0	$ 469.5	$ 450.4	$ 435.2
Percent of net operating revenues	20.7%	20.7%	20.9%	20.3%	20.8%	20.7%	21.1%	20.8%	20.7%	20.8%	21.5%
General and administrative (excludes stock-based compensation)	$ 24.8	$ 22.6	$ 23.0	$ 23.9	$ 24.6	$ 23.2	$ 22.1	$ 23.9	$ 94.3	$ 93.8	$ 90.2
Percent of net operating revenues	4.3%	4.0%	4.1%	4.2%	4.4%	4.3%	4.1%	4.4%	4.1%	4.3%	4.5%
Provision for doubtful accounts	$ 3.6	$ 8.0	$ 7.0	$ 7.4	$ 7.2	$ 7.0	$ 6.5	$ 6.3	$ 26.0	$ 27.0	$ 21.0
Percent of net operating revenues	0.6%	1.4%	1.2%	1.3%	1.3%	1.3%	1.2%	1.2%	1.1%	1.2%	1.0%

(1) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

(2) Excludes loss on disposal or impairment of assets

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HEALTHSOUTH

Adjusted EBITDA (1)

(Millions)	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012	Full Year 2011
Net operating revenues	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$2,273.2	$ 2,161.9	$ 2,026.9
Less: Provision for doubtful accounts	(3.6)	(8.0)	(7.0)	(7.4)	(7.2)	(7.0)	(6.5)	(6.3)	(26.0)	(27.0)	(21.0)
Net operating revenues less provision for doubtful accounts	568.5	556.0	557.5	565.2	545.7	530.0	526.9	532.3	2,247.2	2,134.9	2,005.9
Operating expenses:											
Salaries and benefits	(272.0)	(269.5)	(273.6)	(274.6)	(269.5)	(262.3)	(257.4)	(261.0)	(1,089.7)	(1,050.2)	(982.0)
Hospital-related expenses:											
Other operating expenses (2)	(80.1)	(79.7)	(79.3)	(78.0)	(76.6)	(75.4)	(74.4)	(73.0)	(317.1)	(299.4)	(284.0)
Supplies	(27.1)	(25.5)	(26.6)	(26.2)	(26.2)	(23.8)	(25.9)	(26.5)	(105.4)	(102.4)	(102.8)
Occupancy costs	(11.2)	(11.7)	(11.9)	(12.2)	(12.0)	(11.8)	(12.3)	(12.5)	(47.0)	(48.6)	(48.4)
	(118.4)	(116.9)	(117.8)	(116.4)	(114.8)	(111.0)	(112.6)	(112.0)	(469.5)	(450.4)	(435.2)
General and administrative expenses (3)	(24.8)	(22.6)	(23.0)	(23.9)	(24.6)	(23.2)	(22.1)	(23.9)	(94.3)	(93.8)	(90.2)
Equity in nonconsolidated affiliates	3.0	2.0	3.3	2.9	3.0	3.3	3.1	3.3	11.2	12.7	12.0
Other income (4)	1.3	0.6	1.9	0.7	1.1	1.2	0.4	0.9	4.5	3.6	2.7
Noncontrolling interests (5)	(15.3)	(14.1)	(13.8)	(14.6)	(12.3)	(12.8)	(13.2)	(12.6)	(57.8)	(50.9)	(47.0)
Adjusted EBITDA	$ 142.3	$ 135.5	$ 134.5	$ 139.3	$ 128.6	$ 125.2	$ 125.1	$ 127.0	$ 551.6	$ 505.9	$ 466.2

(1) Reconciliation to GAAP provided on slides 60, 94 - 96, and 98.

In arriving at Adj. EBITDA, the following were excluded:	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012	Full Year 2011
(2) Loss on disposal or impairment of assets	1.6	$ 2.5	$ 1.7	$ 0.1	$ 1.4	$ 1.6	$ 0.6	$ 0.8	$ 5.9	$ 4.4	$ 4.3
(3) Stock-based compensation expense	5.8	6.2	6.5	6.3	6.0	6.1	5.9	6.1	24.8	24.1	20.3
(4) Gain related to our consolidation of St. Vincent Rehabilitation Hospital	-	-	-	-	-	4.9	-	-	-	4.9	-
(5) Noncontrolling interests related to discontinued operations	-	-	-	-	-	-	-	-	-	-	(1.1)

45

HEALTHSOUTH

Outstanding Share Summary, Warrant Information, Conversion Price (Millions) Q4 Q4 2013 2012 2013 2012 2011 2010 2009 Basic shares outstanding (1) (2) (3) (4) 86.4 94.7 88.1 94.6 93.3 92.8 88.8 Diluted shares outstanding (1) (2) (3) (4) (5) 100.8 108.0 102.1 108.1 109.2 108.5 103.3 Q4 FY FY FY 2013 2013 2012 2011 Basic shares outstanding (1) (2) (3) (4) 86.6 86.8 94.6 93.3 Convertible perpetual preferred stock (5) 0.096 0.096 0.353 0.400 If converted, equivalent common shares 3.2 3.2 11.6 13.1 Convertible senior subordinated notes (5) $320.0 $320.0 - - If converted, equivalent common shares 8.1 8.1 - - Approx. Date Convertible perpetual preferred stock 1/3/2014 Convertible senior subordinated notes 11/18/2013 $39.65 Conversion Rates Conversion Price $30.17 Weighted Average for the Period Full Year End of Period Approx. 33.1455 25.2194 46 (1)(2)(3)(4)(5) – Notes on slide 47

Outstanding Share Summary, Warrant Information and Conversion Rate Notes 47 (1) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (2) On July 25, 2013, the Company’s board of directors approved the initiation of a quarterly cash dividend on its common stock. The convertible perpetual preferred stock and the convertible senior subordinated notes discussed in note 5 below both have antidilutive provisions. See the Form 10-K for the year ended December 31, 2013. (3) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of our common stock. Prior to warrant expiration, 755,323 shares of our common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (4) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented. (5) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.1 million and 3.2 million common shares, respectively, as of year-end 2013). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.2194 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $39.65 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($47.58) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. The 96,245 shares of preferred stock outstanding after the exchange transaction are convertible at the option of the holder, at any time into shares of common stock at a conversion price of $30.17 per share, which is equal to a conversion rate of approx. 33.1455 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% ($45.25) of the conversion price of the preferred stock.

Business Outlook 2014 to 2016 (as of February 25, 2014) 48

Business Outlook: 2014 to 2016[(1)]

Business Model

- **Adjusted EBITDA CAGR: 4-8%** [(2)]
- **Continued strong free cash flow generation**

Potential depletion of the federal NOL during the 2014 to 2016 timeframe will affect Cash Flow CAGR.

Strategy	2013	2014	2015	2016
Shareholder Distribution	$234 million common stock tender; initiated dividends	• **Quarterly cash dividends** • **Opportunistic share repurchases**		
Leverage	**< 3.0x** Debt to Adjusted EBITDA	**< 3.0x Debt to Adjusted EBITDA** (subject to shareholder value-creating opportunities)		
Core Growth	**Bed expansion = 68**	**Same-store Growth** (Includes bed expansions and unit consolidations)		
Core Growth	**New IRF's = 3** Littleton, CO, Stuart, FL, Augusta, GA	**New IRF's** (target of 4-6/year) Altamonte Springs, FL; Newnan, GA; Middletown, DE	**New IRF's** (target of 4-6/year)	
Opportunistic Growth		**Consider opportunistic, disciplined acquisitions** of complementary post-acute services		
Key Operational Initiatives	• **Enhancing outcomes and patient experience**			
Key Operational Initiatives	• **Implementing CIS:** Target 20 hospitals/year; Installation complete in 36 hospitals through YE2013; Expect installation at all hospitals by YE2017.			
Key Operational Initiatives	• **Positioning for evolving delivery and payment models:** ACO, bundling, etc.			

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's business model.
(2) This is a multi-year CAGR; annual results may fall outside the range. Reconciliation to GAAP provided on slides 60, 94, 95, and 98.

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HEALTHSOUTH

Business Outlook: Revenue Assumptions

Revenue

Volume

- 2.5% to 3.5% annual growth (excludes acquisitions)
- Includes bed expansions, de novos and unit consolidations

Medicare Pricing	FY 2014 [3] Q4 13 - Q3 14	FY 2015 Q4 14 - Q3 15	FY 2016 Q4 15 - Q3 16
Market basket update [1]	2.6%	2.9%	2.9%
Healthcare reform reduction	30 bps	20 bps	20 bps
Productivity adjustment [1]	50 bps	~ 100 bps	~ 100 bps

2% Sequestration [2]

Pricing



Medicare
72%
Managed Care
20%
Other
8%

Managed Care Expected Price Increases		
2014	2015	2016
2-4%	2-4%	2-4%

(1) Medicare IRF-PPS Notice for FY 2014 and management's estimates for FY 2015 and FY 2016.
(2) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. We currently estimate this automatic reduction, known as "sequestration," will result in a net year-over-year decrease to our net operating revenues of approx. $8 million in 2014 (anniversaries April 1, 2014).
(3) HealthSouth believes, based on the Medicare IRF-PPS Rule for FY 2014, it should realize a net increase of approx. 1.95% in FY 2014 before sequestration. Because sequestration began in Q2 2013 and does not anniversary until Q2 2014, HealthSouth expects Medicare pricing after sequestration to be approx. flat for Q1 2014.

50 HEALTHSOUTH

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs declining as a percent of revenue • Bad debt expense of approx. 1.3% to 1.5% 2014 2015 2016 Merit increases 2.0-2.5% 2.0-2.5% 2.0-2.5% Benefit costs in reases 5-8% 5-8% 5-8% General and Administrative ~4% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 89% Salaries and Wages; ~11% Benefits. 51

Guidance (as of February 25, 2014) 52

2014 Guidance - Adjusted EBITDA(1) 53 2014 Adjusted EBITDA $555 million to $565 million (1) Reconciliation to GAAP provided on slides 60, 94, and 98. Considerations for full-year 2014:  Revenue growth of 4.0% to 5.0% before sequestration ― Discharge growth between 2.5% and 3.5% ― Revenue per discharge growth between 2.0% and 2.3% before sequestration ― Lower outpatient revenues resulting from additional closures of satellite clinics  Adjusted EBITDA impact of approx. $7 million (net of noncontrolling interests) for sequestration (sequestration anniversaries on April 1, 2014)  Increased operating expense of approx. $4 million for continued implementation of CIS and a TeamWorks project to enhance the patient experience  Bad debt expense of 1.3% to 1.5% In addition:  2013 benefited from reductions to self-insurance reserves, including $6.7 million attributable to lowering the Company’s statistical confidence level

2014 Guidance - Earnings Per Share

Earnings per Share from Continuing Operations Attributable to HealthSouth [(1)]

$ 1.86 to $ 1.91

Considerations:

- ✓ Higher depreciation and amortization related to recent capital investments
- ✓ Higher interest expense and amortization of debt discounts and fees related to the exchange of Convertible Senior Subordinated Notes for Convertible Perpetual Preferred Stock
- ✓ Assumes provision for income tax of approx. 40% (cash taxes expected to be $10 - $15 million for full-year 2014)
- ✓ Basic share count of 87.5 million shares is before the effect of any potential share repurchase activity.

	Actual	EPS Guidance Low	EPS Guidance High
(In Millions, Except Per Share Data)	2013	2014	2014
Adjusted EBITDA	$ 551.6	$ 555	$ 565
Interest expense and amortization of debt discounts and fees	(100.4)	(112)	(112)
Depreciation and amortization	(94.7)	(106)	(106)
Stock-based compensation expense	(24.8)	(25)	(25)
Other, including noncash loss on disposal of assets	(5.9)	(7)	(7)
	325.8	305	315
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	23.5	-	-
Professional fees - accounting, tax, and legal	(9.5)	(7)	(7)
Loss on early extinguishment of debt	(2.4)	-	-
Pre-tax income	**337.4**	**298**	**308**
Income tax	(12.7)	(119)	(123)
Income from continuing operations [(1)]	**324.7**	**179**	**185**
Income allocated to participating securities [(2)]	(3.4)	(2)	(2)
Convertible perpetual preferred dividends [(2)]	(21.0)	(6)	(6)
Repurchase of convertible perpetual preferred stock [(2)]	(71.6)	-	-
After-tax convertible debt interest expense [(3)]	-	8	8
Basic shares [(2)]	88.1	87.5	87.5
Diluted shares [(3)]	102.1	100.8	100.8
Earnings per share [(3)]	**$ 2.59** [(2)(4)]	**$ 1.86** [(3)]	**$ 1.91** [(3)]

(1) Income from continuing operations attributable to HealthSouth

(2) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share.

(3) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

(4) Diluted earnings per share are the same as basic earnings per share due to antidilution.

54

HEALTHSOUTH

Income Tax Considerations GAAP Considerations: •As of 12/31/13, the Company’s federal NOL had a gross balance of approx. $929 million. ― Includes the approx. $283 million increase in the federal NOL (on a gross basis) as a result of the April 25, 2013 agreements with the IRS • The Company has a remaining valuation allowance of approx. $31 million related to state NOLs. Cash Tax Payments: • In 2014, the Company expects to pay approx. $10 million to $15 million of income tax, net of refunds. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long-term tax exempt rate. 55

Free Cash Flow 56

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP is provided on slide 59. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q4 2013 and approx. $64 million projected for 2014) are not included in the calculation of adjusted free cash flow. (3) Net of amortization of debt discounts and fees (4) 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. 57 Certain Cash Flow Items (2) (millions) 2012 Actual 2013 Actual 2014 Assumptions • Cash interest expense (3) $90.4 $95.4 $100 • Cash payments for taxes, net of refunds $9.6 $7.7 $10 to $15 • Working capital and other $30.4 $19.6 $15 to $25 • Maintenance CAPEX (4) $83.0 $74.8 $90 to $100 • Dividends paid on preferred stock $24.6 $23.0 $6 Reflects: • Continued investment in the CIS and hospital refresh projects • Timing of maintenance capital expenditures in 2013 and 2014 $181 $243 $268 2010 2011 2012 2013 Adjusted Free Cash Flow (1) (millions) $331

Priorities for Reinvesting Free Cash Flow

Remains Highest Priority

			2012 Actuals	2013 Actuals	2014 Assumptions
				(millions)	
	Growth in Core Business	Bed expansions (target ~ 80 beds/yr) and unit consolidations	$16.6	$24.9	$25 to $35
		New IRF's (target 4-6/yr)	41.1	55.5	55 to 75
			$57.7	$80.4	$80 to $110, excluding acquisitions
			2012 Actuals	**2013 Actuals**	**2014 Assumptions**
Objectives Achieved	Debt Reduction	Debt pay down, net [1]	-	($264.0)	N/A
		Purchase leased properties	$19.1	90.3	$15 to $20
Complements Growth Investments	Shareholder Distribution	Convertible preferred stock repurchase [1]	46.5	249.0	-
		Cash dividends on common stock [2]	-	15.7	64
		Common stock repurchase ($250 million authorization) [3]	-	234.1	TBD
			$65.6	$325.1	TBD

(1) Issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. Excluding fees, no cash was used in the transaction. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(2) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share.

(3) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. The $234 million reflects the tender offer completed in Q1 2013 for approx. 9.5% of the then-outstanding common shares.

58

HEALTHSOUTH

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q4		Full Year				
(Millions)	2013	2012	2013	2012	2011	2010	2009
Net cash provided by operating activities	$ 100.9	$ 109.3	$ 470.3	$ 411.5	$ 342.7	$ 331.0	$ 406.1
Impact of discontinued operations	0.5	(0.5)	1.9	(2.0)	(9.1)	(13.2)	(5.7)
Net cash provided by operating activities of continuing operations	101.4	108.8	472.2	409.5	333.6	317.8	400.4
Capital expenditures for maintenance [(1)]	(20.5)	(15.0)	(74.8)	(83.0)	(50.8)	(37.9)	(33.2)
Net settlements on interest rate swaps	-	-	-	-	(10.9)	(44.7)	(42.2)
Dividends paid on convertible perpetual preferred stock	(5.8)	(5.7)	(23.0)	(24.6)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.2)	(11.7)	(46.3)	(49.3)	(44.2)	(34.4)	(32.6)
Non-recurring items:							
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	-	(73.8)
Net premium paid on bond issuance/redemption	1.7	1.9	1.7	1.9	22.8	-	-
Cash paid for professional fees - accounting, tax, and legal	1.7	2.9	7.0	16.1	21.0	17.2	15.3
Cash paid for government, class action, and related settlements	-	-	(5.9)	(2.6)	5.7	2.9	11.2
Income tax refunds related to prior periods	-	-	-	-	(7.9)	(13.5)	(63.7)
Adjusted free cash flow	**$ 66.3**	**$ 81.2**	**$ 330.9**	**$ 268.0**	**$ 243.3**	**$ 181.4**	**$ 155.4**

(1) Maintenance capital expenditures are expected to be $90 to $100 million in 2014.

59

HEALTHSOUTH

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

	Q4		Full Year				
(Millions)	2013	2012	2013	2012	2011	2010	2009
Net cash provided by operating activities	$ 100.9	$ 109.3	$ 470.3	$ 411.5	$ 342.7	$ 331.0	$ 406.1
Provision for doubtful accounts	(3.6)	(7.2)	(26.0)	(27.0)	(21.0)	(16.4)	(30.7)
Professional fees—accounting, tax, and legal	1.7	2.9	9.5	16.1	21.0	17.2	8.8
Interest expense and amortization of debt discounts and fees	26.5	24.3	100.4	94.1	119.4	125.6	125.7
UBS Settlement proceeds, gross	-	-	-	-	-	-	(100.0)
Equity in net income of nonconsolidated affiliates	3.0	3.0	11.2	12.7	12.0	10.1	4.6
Net income attributable to noncontrolling interests in continuing operations	(15.3)	(12.3)	(57.8)	(50.9)	(47.0)	(40.9)	(33.3)
Amortization of debt discounts and fees	(2.0)	(1.0)	(5.0)	(3.7)	(4.2)	(6.3)	(6.6)
Distributions from nonconsolidated affiliates	(1.8)	(3.1)	(11.4)	(11.0)	(13.0)	(8.1)	(8.6)
Current portion of income tax expense (benefit)	3.3	2.2	6.3	5.9	0.6	2.9	(7.0)
Change in assets and liabilities	27.1	9.3	48.9	58.1	41.4	5.7	9.1
Net premium paid on bond issuance/redemption	1.7	1.9	1.7	1.9	22.8	-	-
Cash used in (provided by) operating activities of discontinued operations	0.5	(0.5)	1.9	(2.0)	(9.1)	(13.2)	(5.7)
Other	0.3	(0.2)	1.6	0.2	0.6	2.0	1.3
Adjusted EBITDA	$ 142.3	$ 128.6	$ 551.6	$ 505.9	$ 466.2	$ 409.6	$ 363.7

60

HEALTHSOUTH

Refinancing and Delevering 61

Debt Maturity Profile

HealthSouth is positioned with a cost-efficient, flexible capital structure…

- No near-term maturities and well-spaced debt maturities
- Limited exposure to higher interest rates

December 31, 2013 (1) (2)



($ in millions)
$519 Undrawn
$600 Revolver L+175
$45 Drawn + $36 LC
$272 Senior Notes 7.25%
10% of the outstanding principal is callable per annum at 103%.
$287 Senior Notes (2) 8.125%
$253 Senior Notes (2) 7.75%
$275 Senior Notes (2) 5.75%
$250 (3) Conv. Sr. Sub. Notes 2.0%
2014
2017
2018
2018
2019
2020
2021
2022
2023
2024
2043
Call schedule:
October 1, 2014 (price 103.625)
October 1, 2015 (price 101.813)
October 1, 2016 and thereafter (price 100.000)
Holders have a put option in 2020

(1) Does not include approx. $93 million of convertible perpetual preferred stock, approx. $71 million of 2.0% Convertible Senior Subordinated Notes due 2043 recorded as equity, approx. $90 million of capital leases, and approx. $48 million of other note payables.
(2) The 2020, 2022, and 2024 Senior Notes become callable in 2015, 2015, and 2017, respectively.
(3) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

62

HEALTHSOUTH

63 Debt and Liquidity (1) Based on 2009 and 2013 Adjusted EBITDA of $363.7 million and $551.6 million, respectively; reconciliation to GAAP provided on slides 59, 60, and 94-98. Dec. 31, Dec. 31, 2013 2012 Cash Available 64.5$ 132.8$ Revolver Total Line 600.0$ 600.0$ Less: - Draws (45.0) - - Letters of Credit (36.5) (39.5) Available 518.5$ 560.5$ Total Liquidity 583.0$ 693.3$ S&P Moodys Corporate Rating BB- Stable Ba3 Stable Revolver Rating BB+ Baa3 Senior Notes Rating BB- Ba3 $1.66 $1.51 $1.25 $1.25 $1.52 -2 -1 0 1 2 3 4 5 6 $1.00 $1.25 $1.50 $1.75 $2.00 YE 2009 YE 2010 YE 2011 YE 2012 YE 2013 4.6x (1) 2.8x (1) Debt Outstanding (b ill io n s) Liquidity Credit Ratings

Debt Schedule

(Millions) Corporate	Credit Rating S&P BB-	Credit Rating Moody Ba3	Dec. 31, 2013	Dec. 31, 2012	Change in Debt vs. YE 2012
Advances under $600 million revolving credit facility, June 2018 - 1 Month LIBOR +175bps	BB+	Baa3	$ 45.0	$ -	45.0
Bonds Payable:					
7.25% Senior Notes due 2018 (1)	BB-	Ba3	272.4	302.9	(30.5)
8.125% Senior Notes due 2020	BB-	Ba3	286.6	286.2	0.4
7.75% Senior Notes due 2022 (1)	BB-	Ba3	252.5	280.7	(28.2)
5.75% Senior Notes due 2024	BB-	Ba3	275.0	275.0	-
2.00% Convertible Senior Subordinated Notes due 2043 (2)			249.5	-	249.5
Other notes payable			47.6	36.8	10.8
Capital lease obligations			88.9	71.9	17.0
Long-term debt			**$ 1,517.5**	**$ 1,253.5**	**$ 264.0**
Debt to Adjusted EBITDA (3)			**2.8x**	**2.5x**	

(1) In November 2013, the Company redeemed $30.2 million and $27.9 million of its 7.25% Senior Notes due 2018 and its 7.75% Senior Notes due 2022, respectively.

(2) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(3) Based on 2013 and 2012 Adjusted EBITDA of $551.6 million and $505.9 million, respectively; reconciliation to GAAP provided on slides 60, 94, 95, and 98.

64

HEALTHSOUTH

Credit Agreement Key Covenants (1) All Transactions are subject to no defaults under covenants and pro forma leverage of less than 4.5x and interest coverage of at least 2.75x Transaction Limitations Acquisitions No additional limitations Unsecured debt issuance No additional limitations Restricted payments: Common stock or debt purchases; common stock dividends Unlimited up to pro forma senior secured leverage ratio of 1.5x. • If greater than 1.5x, subject to an aggregate restricted payments basket (2), which was greater than $200 million at the end of Q4 2013. Restricted payments: Preferred stock purchase Unlimited up to pro forma leverage ratio of 3.0x. 65 (1) Amendment to the credit agreement was filed as Exhibit 10.1 to Form 10-Q on July 30, 2013. Full agreement filed as Exhibit 10.2 to Form 10-Q on August 4, 2011. Senior unsecured note indentures include a restricted payments basket which generally builds yearly by 50% of the net income from continuing operations. The bond indenture restricted payments basket at the end of Q4 2013 was approx. $500 million. (2) The maximum amount limitations above are subject to increase by a “grower” basket equal to 50% of excess cash flow plus certa in other amounts including net cash proceeds from certain equity issuances. The pro forma senior secured debt leverage ratio per the credit agreement using trailing twelve-month Adjusted EBITDA at the end of Q4 2013 was less than 0.5x.

Growth 66

Demographics + population growth and changes (weighted by age) = Rehab CAGR Growth goals for the market and/or hospital Sales and Marketing Strategies • Defining “upstream” opportunities • Identifying CMS-13 discharges • “Converting” CMS-13 patients to rehab Market Dynamics • Existing IRF beds • Managed care penetration • Competition Organic Growth: A Strategic Framework Bottoms-up approach to HealthSouth’s growth projections 67

Organic Growth: Compounded Annual Growth Rate (CAGR) (1) (1) Numbers in map are for illustrative purposes only and do not represent actual results. (2)“Weighted for Rehab Services” - methodology weights growth in rehab age groups higher. % CAGR Rehab by Zip Code Weighted for Rehab Services (1) (2) Organic Growth • Demographic changes • Population growth % CAGR Weighted for Rehab Services Treasure Coast Primary 2.64% Treasure Coast SSA – Glades 1.47% Treasure Coast SSA – Martin 2.92% Okeechobee 2.34% Treasure Coast Tertiary 2.24% Combined 2.45% State of Florida 2.72% USA 2.31% 68

De Novo Market Selection Process 69 Active Development List Corporate Assessment Strategic Approach • Build • Buy • JV Regional President Priority Assessment “Deep Dive” Market Assessments Potential Opportunity List (160 opportunities identified) National Market Assessment (3,141 counties in 48 states studied) • Population and Demographics • IRF Conversion Rates • Acute Care Referral Sources • Inpatient Rehab Competition • Other Competitors • Payor Environment • CON/Non-CON

• No guarantee on timeframe or ultimate success • Input from design, operations and real estate • ~ Six acres with building expansion capability • Proximity to acute-care providers • Permitting • Land • IRR • NPV • Cash payback ..... CON Approval Site Selection Cost Assessment Pro forma Financials Execution • Design • Construction NO GO GO De Novo Evaluation Process 70 Market Selection GO NO GO

Illustrative De Novo Timeline 71 Day 1 CON Process Construction With CON Permitting & Design Planning & Zoning Groundbreaking Opening Construction Permitting & Design Planning & Zoning Groundbreaking Month 20 Opening Day 1 Without CON 6 months to 3 years 20 months

Portfolio Growth: De Novo (40 bed) Assumptions and Timing

All projects have minimum IRR target of 15% (pre-tax).

Investment Considerations

- Cash Payback [1] = 5 to 7 years
- Inclusive of CON costs (where applicable)
- Includes cost of CIS installation
- May be structured as a joint venture

- Prototype includes all private rooms
- A minimum of 30 patients treated for zero revenue (Medicare certification)
- Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion

Capital Cost (millions)	Low	High
Construction, design, permitting, etc.	$13.0	$15.5
Land	2.0	3.0
Equipment (including CIS)	3.0	3.5
	$18.0	$22.0

Pre-Opening Expense [3] (thousands)	Low	High
Operating	$200	$400
Salaries, wages, benefits	325	600
	$525	$1,000

Operational Date	Location [2]	Beds
Q4 2015	Modesto, CA	50
Q4 2014	Middletown, DE	34
Q4 2014	Newnan, GA	50
Q4 2014	Altamonte Springs, FL	50
Q2 2013	Littleton, CO	40
Q2 2013	Stuart, FL	34
Q4 2012	Ocala, FL	40
Q4 2011	Cypress, TX	40
Q3 2010	Bristol,VA	25
Q2 2010	Loudoun County, VA	40
Q3 2009	Mesa, AZ	40

(1) Future cash payback periods may increase when the Company exhausts its NOLs (slide 55).
(2) Does not include Franklin, TN; CON award is under appeal
(3) Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission.

72

HEALTHSOUTH

0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 1 2 3 4 5 6 7 8 9 10 11 12 Mesa Loudoun Bristol Cypress Ocala Littleton Stuart HLS Avg. 2013 Occupancy Months (1) Hospital EBITDA = earnings before interest, taxes, depreciation and amortization directly attributable to the related hospital De Novo Occupancy and EBITDA(1) Trends 73 Occupancy Sustained Positive EBITDA Range

Portfolio Growth: Acquisition Assumptions, Timing and Performance 74 (1) Future cash payback periods may increase when the Company exhausts its NOLs (slide 55). (2) Census for Q4 2013 Acquisition Assumptions Investment Considerations Value Added • Price varies depending on size, market, and physical asset • Cash Payback (1) = 4 to 6 years • May be structured as a joint venture • Clinical information system is additive to the purchase price • TeamWorks approach to sales/marketing • Labor management tools and best practices • Clinical expertise • Clinical technology and programming • Supply chain efficiency • Medical leadership and clinical advisory boards All projects have minimum IRR target of 15% (pre-tax). Unit Acquisitions Location Beds Date Acquired San Antonio, TX 34 Q3 2012 Ft. Smith, AR 30 Q3 2010 Little Rock, AR 23 Q1 2010 Altoona, PA 18 Q4 2009 Arlington, TX 30 Q3 2008 IRF Acquisition Location Date Acquired Acquired Census One Year Later Census Augusta, GA Q2 2013 31 40 (2) Cincinnati, OH Q4 2011 0 27 Sugar Land, TX Q3 2010 26 35 Las Vegas, NV Q2 2010 16 35 Vineland, NJ Q3 2008 26 31

75 Acute Care Hospital Discharge Long-Term Acute Care Hospital Hospice Inpatient Rehabilitation Facility (1) Skilled Nursing Facility Home Health (1) (Highest Acuity) (Lowest Acuity) Potential Expansion: Post-Acute Care Services Medicare Spending (billions) $5.4 $13.8 $6.5 $28.8 $18.4 # of Discharges 122,838 1,200,000 371,288 2,455,730 3,500,000 Length of Stay 26.3 days 86 days 13 <100 days N/A # of Providers 424 3,585 1,165 14,935 12,199 Facility Ownership Mix For-Profit (76%) Non-Profit (19%) Gov't (5%) For-Profit (57%) Non-Profit (36%) Other (7%) For-Profit (25%) Non-Profit (61%) Gov't (14%) For-Profit (76%) Non-Profit (21%) Gov't (3%) For-Profit (89%) Non-Profit (11%) Hospital vs. Free-standing Free-standing (62%) Hospital Based (38%) Free-standing (70%) Hospital Based (17%) Home Based (13%) Free-standing (20%) Hospital Based (80%) Free-standing (97%) Hospital Based (3%) N/A Rural vs. Urban Urban (94%) Rural (6%) Urban (71%) Rural (29%) Urban (83%) Rural (17%) Urban (84%) Rural (16%) Urban (84%) Rural (16%) (1) For information on HealthSouth’s hospital portfolio, see slide 4. Sources: Medpac Data Book, March 2013 – pages 161, 190, 202, 218, 221, 244, 261, 270, and 271, Medpac Payment Policy, March 2012 – page 266

76 Summary: Multiple Avenues Available for Sustained Growth The IRF patient population is experiencing favorable long-term demographic trends: • Aging of baby boomer generation • Increased average life expectancy • Low threat of technological obsolescence • The Company continues to have excellent organic growth opportunities, including bed expansions and unit consolidations. – Nondiscretionary nature of many conditions served – Track record of consistent market share gains • Organic growth will be complemented with new IRFs (target 4 to 6 per year) – De novos and IRF acquisitions will allow entry into, and growth in, new markets. – Proven track record of success • Longer-term consideration of opportunistic acquisitions of complementary post-acute services predicated on: – Regulatory clarity – Purchase price and terms and conditions (1) Center of Medicare & Medicaid Services, Medicare Trustee’s Report May 2013 – pages 10 and 22 As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%. (1)

Operational Initiatives 77

Operational Strategy Excellence in … 78 • Care Management TeamWorks project • Identify trends and establish “best practices” for the prevention of acute care transfers • Provide a robust rehabilitation specific clinical education program for nurses and therapists • BEACON management reporting system • Standardize best practices across hospitals • Maximize hospital utilization of national procurement contracts • Patient Satisfaction Teamworks project • Patient satisfaction survey tool through Press Ganey • CPR (Comfort, Professionalism, Respect) patient experience campaign • Customer training videos for hospital staff Clinical Care Operations Service Electronic clinical information system (CIS)

CIS Standardization Improves Patient Safety and Streamlines Operational Efficiencies Pre-Admission Assessment & Approval Discharge Planning and Patient Education • Patient History • Problems and Diagnoses •Orders and Results • Plan of Care • Workflow Alerts and Reminders • Treatment and Interventions Document Imaging Charge and Registration Services • Registration • Census • Coding • Billing Quality Reporting • Uniform Data Systems • Clinical Data Warehouse • Clinical Intelligence Integrated Electronic Medical Record Referral Hospitals Coordinate Care and Engage Patients Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Integrated and Bar-coded Point of Care Medication Administration Treatment Plan • Computerized Physician Order Entry (CPOE) • Clinical Decision Support (CDS) CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical document ion a d coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Patient Safety 76 • Stage setter for interoperability with referral sources and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice Cost-Effectiveness 79

CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical documentation and coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Patient Safety 80 • Stage setter for interoperability with referral sources and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice. Cost-Effectiveness

CIS Timeline

ACE IT

Advancing Clinical Excellence Through Information Technology

2014 - 2017	• Complete installation in remaining hospitals and acquired hospitals • Install ACE IT in all de novo HealthSouth hospitals • Feb. 25, 2014 – installation now complete in **41** of our **103** inpatient rehabilitation hospitals
2013	• Installed ACE IT in 18 existing hospitals • Installed ACE IT in de novos located in Littleton, CO and Stuart, FL • Installation completed in **36** of **103** inpatient rehabilitation hospitals
2012	• Installed ACE IT in 12 existing hospitals • Installed ACE IT in de novo located in Ocala, FL
2011	• Signed contract with Cerner for Company-wide implementation starting in 2012 • Installed ACE IT in existing HealthSouth hospital (Valley of the Sun) • Installed ACE IT in HealthSouth Rehabilitation Hospital of Cypress, TX
2010	• Installed ACE IT in HealthSouth Rehabilitation Hospital of Northern VA hospital
2009	• Pilot project kickoff in August; designated "ACE IT" • Core team assembled; pilot hospitals identified • Cerner selected for pilot
2008	• Restarted evaluation of three potential vendors
2006 - 2007	• CIS project put on hold due to financial constraints, divestitures, and delevering • Initial vendor evaluations in 2006
2005	• Initial request for proposal sent to six vendors; six vendors responded; three finalists were chosen

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CIS Cost

- **No incentive payments (i.e. "HITECH") for inpatient rehabilitation hospitals (1)**
  - Only acute care hospitals are eligible
- **Installation cost will vary by hospital depending on items such as size and physical plan.**
  - Installation cost expected to be in a range of $1 million to $1.5 million per hospital.
  - Approx. 70% of the initial spend will be capital expense and the remainder will be operating expense.
- **Projected/estimated costs:**

($ millions)	2013 Actual	2014 Estimate	2015 Estimate	2016 Estimate
No. of hospitals installed	20	20	20	23
Operating expenses	~$12	~$13	~$15	~$16
CAPEX	~$21	~$19	~$21	~$17

(1) The American Recovery and Reinvestment Act of 2009 (Pub. L. 111–5) provides incentive payments to eligible professionals, eligible hospitals, and critical access hospitals participating in Medicare and Medicaid programs that adopt and successfully demonstrate "meaningful use" of certified electronic health record technology.

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TeamWorks: Care Management

2012 was the first full year of "Care Management" implementation.



Referral Management
Pre-authorization / Pre-certification
Patient Assessment
Care Delivery & Documentation
Interdisciplinary Team Process
Denials & Approvals
Outcomes Analysis
Effective & Efficient Care Management

Goals

- Improve operational effectiveness, patient satisfaction, and quality outcomes
- Engage interdisciplinary teams
- Reduce:
  - Complication rates
  - Cost per case
  - Payor denials
- Increase:
  - Quality outcomes
  - Patient involvement in care decisions
- Standardize "Care Management" staffing (added approx. one clinical resource per hospital)

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CPR: Comfort, Professionalism, Respect • All employees trained in the CPR campaign. • Hospital-based trained facilitators will work directly with employees. • A series of short videos is used to depict common scenarios of patient/staff situations. • Facilitator training is highly interactive, encouraging discussions among staff. CPR is an in-house course designed to train all employees to realize that even minor encounters between staff and patients can have a memorable impact on the patient’s entire experience. Ultimate goal is to improve employee- to-patient interactions, leading to: • Improved patient satisfaction scores • Reduced patient complaints • More satisfied employees 84

85

86 BEACON: Management Reporting (1) (1) Numbers in screen shot have been modified for presentation and do not represent actual results.  Provides regional and hospital leadership near real-time data to run the business  Benchmarking – side-by-side hospital comparison to promote best practices  Quality • Key care indicators • Patient satisfaction  Volume metrics – admissions, discharges, and daily census  Labor productivity  Other variable expenses  Accounts Receivable Beacon – “Proprietary Operation Management Tool”

87 BEACON: SmartSystem Analytics  Standardized best practices and purchasing  Optimize vendor relationships through Electronic Data Interchange (EDI) and vendor consolidation  National procurement contracts awarded through standardized RFP processes  Leverage scale to receive competitive terms and pricing  Maximizes hospital utilization of national procurement contracts  Active management of cost per patient-day ($PPD) by expense type SmartSystem -“Proprietary Supply-Chain Management and Procurement Solution”

Operational Initiatives: SmartSystem 88 88 Completed initiatives: • Dialysis • Food • Pharmacy • Office Supplies • Outside patient service • Therapy equipment • Supply costs per discharge have been reduced while acuity is increasing. • Savings have more than offset the effect of inflation. $887 $883 $869 $827 $811 2009 2010 2011 2012 2013 Supply Cost per Discharge

Operational Metrics 89

• Salaries and Benefits reflects continued improvement from productivity gains and growing revenue base. • Hospital-related Expenses includes other operating (1), supplies, and occupancy. • General and Administrative excludes stock-based compensation. • Provision for Doubtful Accounts varies based on the level of pre- payment denials by Medicare Administrative Contractors. • Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. Operational Metrics: Expense Efficiencies (% of Net Operating Revenues) 2009 2010 2011 2012 2013 2009 2010 2011 2012 2013 2009 2010 2011 2012 2013 2009 2010 2011 2012 2013 3.52 3.49 3.47 3.42 3.42 EPOB 90 (1) Excludes loss on disposal or impairment of assets 49.7% 21.8% 5.1% 1.7% 49.1% 22.0% 4.8% 0.9% 48.4% 21.5% 4.5% 1.0% 48.6% 20.8% 4.3% 1.2% 47.9% 20.7% 4.1% 1.1% Salaries and Benefits Hospital-related Expenses General & Administrative Provision for Doubtful Accounts

Operational and Labor Metrics

	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012	Full Year 2011
	(In Millions)										
Net patient revenue-inpatient	$ 537.5	$ 528.8	$ 527.4	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 2,130.8	$ 2,012.6	$ 1,866.4
Net patient revenue-outpatient and other revenues	34.6	35.2	37.1	35.5	34.8	38.1	38.4	38.0	142.4	149.3	160.5
Net operating revenues	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 2,273.2	$ 2,161.9	$ 2,026.9
	(Actual Amounts)										
Discharges [1]	32,906	32,307	32,645	32,130	31,695	30,569	30,719	30,871	129,988	123,854	118,354
Outpatient visits	192,474	202,479	211,207	200,471	198,139	221,648	229,152	231,243	806,631	880,182	943,439
Average length of stay	13.1	13.3	13.2	13.5	13.2	13.6	13.4	13.5	13.3	13.4	13.5
Occupancy %	68.6%	69.0%	69.9%	72.4%	68.2%	68.3%	69.2%	70.7%	69.3%	68.2%	67.7%
# of licensed beds	6,825	6,789	6,777	6,646	6,656	6,598	6,538	6,500	6,825	6,656	6,461
Occupied beds	4,682	4,684	4,737	4,812	4,539	4,506	4,524	4,596	4,730	4,539	4,374
Full-time equivalents (FTEs) [2]	16,159	16,213	16,180	15,819	15,617	15,545	15,378	15,271	16,093	15,453	15,089
Contract labor	72	76	72	85	73	61	56	69	76	65	70
Total FTE and contract labor	16,231	16,289	16,252	15,904	15,690	15,606	15,434	15,340	16,169	15,518	15,159
EPOB [3]	3.47	3.48	3.43	3.31	3.46	3.46	3.41	3.34	3.42	3.42	3.47

(1) Represents discharges from HealthSouth's 101 consolidated hospitals in Q4 2013, Q3 2013 and Q2 2013; 98 consolidated hospitals in Q1 2013 and Q4 2012; 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012, Q1 2012, and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 2011, and Q1 2011.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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Payment Sources (Percent of Revenues) 2013 2012 2013 2012 2011 Medicare 74.7% 73.6% 74.5% 73.4% 72.0% Medicaid 1.2% 1.2% 1.2% 1.2% 1.6% Workers' compensation 1.2% 1.4% 1.2% 1.5% 1.6% Managed care and other discount plans, including Medicare Adv antage(1) 18.3% 19.2% 18.5% 19.3% 19.8% Other third-party payors 1.8% 1.9% 1.8% 1.8% 2.0% Patients 1.1% 1.2% 1.1% 1.3% 1.2% Other income 1.7% 1.5% 1.7% 1.5% 1.8% Total 100.0% 100.0% 100.0% 100.0% 100.0% Q4 Full Year (1) Managed Medicare revenues represent ~ 8%, 8%, 8%, 8%, and 7% of total revenues for Q4 2013, Q4 2012, and full-years 2013, 2012, 2011, respectively. 92

Reconciliations to GAAP 93

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) (3) – See notes on slide 98. 94 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 65.9$ 179.0$ 72.3$ 64.2$ 381.4$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (0.1) 0.9 (0.1) 1.1 Net income attributable to noncontrolling interests (14.6) (13.8) (14.1) (15.3) (57.8) Income from continuing operations attributable to HealthSouth (2) (3) 51.7 0.48$ 165.1 1.66$ 59.1 0.59$ 48.8 (0.31)$ 324.7 2.59$ Gov't, class action, and related settlements - (2.0) (21.3) (0.2) (23.5) Pro fees - acct, tax, and legal 1.4 2.2 4.2 1.7 9.5 Provision for income tax expense (benefit) 33.5 (86.5) 35.2 30.5 12.7 Interest expense and amortization of debt discounts and fees 24.2 24.4 25.3 26.5 100.4 Depreciation and amortization 22.1 23.1 24.3 25.2 94.7 Loss on early extinquishment of debt 2.4 2.4 Other, including net noncash loss on disposal of assets 0.1 1.7 2.5 1.6 5.9 Stock-based compensation expense 6.3 6.5 6.2 5.8 24.8 Adjusted EBITDA (1) 139.3$ 134.5$ 135.5$ 142.3$ 551.6$ Weighted average common shares outstanding: Basic 94.0 86.1 86.2 86.4 88.1 Diluted 107.1 99.8 100.4 100.8 102.1 2013 Full YearQ1 Q2 Q3 Q4

Reconciliation of Net Income to Adjusted EBITDA [1]

(in millions, except per share data)	2012 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth [(2) (3)]	44.6	$ 0.39	43.2	$ 0.38	47.6	$ 0.44	45.1	$ 0.41	180.5	$ 1.62
Gov't, class action, and related settlements	-		-		(3.5)		-		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	-		-		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA [(1)]	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) (3) – See notes on slide 98.

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Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) (3) – See notes on slide 98. 96 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) (3) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.39$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4

Reconciliation of Net Income to Adjusted EBITDA (1) (in millions, except per share data) Total Per Share Total Per Share Net income 128.8$ 939.8$ Income from disc ops, net of tax, attributable to HealthSouth (17.7) (9.2) Net income attributable to noncontrolling interests (34.0) (40.8) Income from continuing operations attributable to HealthSouth (2) 77.1 0.57$ 889.8 8.20$ Gov't, class action, and related settlements 36.7 1.1 Pro fees - acct, tax, and legal 8.8 17.2 Loss on interest rate swaps 19.6 13.3 Provision for income tax benefit (2.9) (740.8) Interest expense and amortization of debt discounts and fees 125.7 125.6 Depreciation and amortization 67.6 73.1 Impairment charges, including investments 1.4 - Net noncash loss on disposal of assets 3.4 1.4 Loss on early extinguishment of debt 12.5 12.3 Stock-based compensation expense 13.4 16.4 Other 0.4 0.2 Adjusted EBITDA (1) 363.7$ 409.6$ Weighted average common shares outstanding: Basic 88.8 92.8 Diluted 103.3 108.5 2009 2010 (1) (2) – See notes on slide 98. 97

Reconciliation Notes for Slides 94-97 98 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock. 3. In conjunction with the initiation of quarterly cash dividends in the third quarter of 2013, the Company revised its calculation to present earnings per share using the two-class method, which takes into consideration the impact of participating securities. Additional information regarding this revision and a computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended September 30, 2013.